As filed with the Securities and Exchange Commission on March 13, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Enlivex Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Einstein Street Nes Ziona, Israel	7403618
(Address of Principal Executive Offices)	(Zip Code)

Enlivex Therapeutics Ltd.

(Former name, former address, and former fiscal year, if changed since last report)

Enlivex Therapeutics Ltd. Global Share Incentive Plan (2019)

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

(212) 947-7200
(Telephone number, including area code, of agent for service)

Copy to:

Drew M. Altman, Esq.	Sharon Rosen, Adv.
Win Rutherfurd, Esq.	FISCHER (FBC & Co.)
Greenberg Traurig, P.A.	146 Menachem Begin Street Tel Aviv
333 S.E. 2nd Avenue, Suite 4400	6492103, Israel
Miami, Florida 33131	+972 -3-6944111
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 is being filed by Enlivex Ltd., a company organized under the laws of the State of Israel (the “Registrant”), for the purpose of registering a total of 22,700,851 additional ordinary shares, par value NIS 0.40 per share (“Ordinary Shares”), issuable under the Enlivex Therapeutics Ltd. Global Share Incentive Plan (2019) (as amended, the “Plan”).

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering Ordinary Shares under the Plan (File No. 333-256799) (the “Prior Registration Statement”) are hereby incorporated by reference herein, and the information required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”), other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 30, 2025;

(b)	The Registrant’s Current Reports on Form 6-K filed with the Commission on May 30, 2025, August 18, 2025, August 18, 2025 (two reports), August 29, 2025, November 14, 2025, November 18, 2025, November 24, 2025, November 24, 2025 (two reports), November 26, 2025, December 18, 2025, January 23, 2026, February 5, 2026 and February 23, 2026; and

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 001-36578), filed with the Commission on July 28, 2014, in which there is described the terms, rights and provisions applicable to our ordinary shares, including any amendment or report filed for the purpose of updating such description, including the description of ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on April 30, 2024.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing of such documents. The Registrant may also incorporate any Form 6-K subsequently filed or furnished by it to the Commission prior to the filing of any such post-effective amendment, by identifying in such Form 6-K that it is being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing or furnishing of such Form 6-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 8.  Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description

1.1	Amended Articles of Association of the Enlivex Ltd. (filed as Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the SEC on February 5, 2026, and incorporated by reference herein).

5.1*	Opinion of Fischer (FBC & CO.).

23.1*	Consent of Yarel + Partners, independent registered certified public accounting firm.

23.3*	Consent of Fischer (FBC & CO.) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1

Enlivex Therapeutics Ltd. Global Share Incentive Plan (2019) (filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 20-F, filed with the SEC on April 30, 2020 and incorporated by reference herein).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on March 13, 2026.

ENLIVEX LTD.

By:	/s/ Oren Hershkovitz
	Name:	Oren Hershkovitz
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shai Novik and Shachar Shlosberger, and each of them any of whom may act without joinder of the other, with full power to act as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Oren Hershkovitz	Chief Executive Officer	March 13, 2026
Oren Hershkovitz	(Principal Executive Officer)

/s/ Shachar Shlosberger	Chief Financial Officer	March 13, 2026
Shachar Shlosberger	(Principal Financial and Accounting Officer)

/s/ Shai Novik	Chairman of the Board of Directors	March 13, 2026
Shai Novik

/s/ Abraham Havron	Director	March 13, 2026
Abraham Havron

/s/ Gili Hart, Ph.D.	Director	March 13, 2026
Gili Hart, Ph.D.

/s/ Roger Pomerantz	Director	March 13, 2026
Roger Pomerantz, M.D.

Director
Matteo Renzi

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Enlivex Ltd., has signed this Registration Statement on March 13, 2026.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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